                                                                      Exhibit 99

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                   ----------

                                FINANCIAL REPORT

                                DECEMBER 31, 2005

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                                                       CONTENTS
                                                                      ----------
REPORT LETTERS                                                              1

STATEMENT OF ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS              3

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR DISTRIBUTION TO
   PARTICIPANTS                                                             4

NOTES TO FINANCIAL STATEMENTS                                             5-8

SCHEDULE OF ASSETS HELD AT END OF YEAR                                Schedule 1

SCHEDULE OF REPORTABLE TRANSACTIONS                                   Schedule 2

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

             Report of Independent Registered Public Accounting Firm

To the Plan Administrator
The Lorain National Bank
   Employee Stock Ownership Plan

We have audited the accompanying statement of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (the "Plan") as of December 31, 2005 and related statement of changes in assets available for distribution to participants for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2005 and the changes in those assets for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held at end of year as of December 31, 2005 and schedule of reportable transactions for the year ended December 31, 2005 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ Plante & Moran, PLLC

Cleveland, Ohio
June 12, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank Employee Stock Ownership Plan:

We have audited the accompanying statement of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 2004, and the related statement of changes in assets available for distribution to participants for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2004, and the changes in those assets for the year then ended in conformity with U.S. generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2004, and Schedule H, Line 4j - Schedule of Reportable Transactions for the year ended December 31, 2004 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP


June 24, 2005

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                  STATEMENT OF ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS
                                                               DECEMBER 31, 2005

                                                                        December 31
                                                                  -----------------------
                                                                     2005         2004
                                                                  ----------   ----------
ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS
   Short-term cash investments                                    $       77   $   41,382
   Investments - At fair value (Notes 3 and 6) - Common stock -
      LNB Bancorp, Inc.                                            3,562,432    4,479,603
                                                                  ----------   ----------
      Total investments                                            3,562,509    4,520,985
   Receivables - Dividends and interest                               35,873       40,911
                                                                  ----------   ----------
ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS                 $3,598,382   $4,561,896
                                                                  ==========   ==========

See Notes to Financial Statements.

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                    STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR
                                                    DISTRIBUTION TO PARTICIPANTS
                                                    YEAR ENDED DECEMBER 31, 2005

                                                                 Year Ended December 31
                                                                -----------------------
                                                                   2005         2004
                                                                ----------   ----------
ADDITIONS
   Investment income:
      Dividends                                                 $  152,651   $  167,860
      Net realized and unrealized depreciation in fair value
         of investments - Common stock (Note 3)                   (515,331)     (36,152)
                                                                ----------   ----------
Total investment income (loss)                                    (362,680)     131,708
                                                                ----------   ----------
DEDUCTIONS - Distributions to participants                         600,834      999,105
                                                                ----------   ----------
DECREASE IN ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS     (963,514)    (867,397)

ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS -
   December 31, 2004                                             4,561,896    5,429,293
                                                                ----------   ----------
ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS -
   December 31, 2005                                            $3,598,382   $4,561,896
                                                                ==========   ==========

See Notes to Financial Statements.

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF PLAN

     The following description of The Lorain National Bank Employee Stock Ownership Plan (the "Plan") provides only general information. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

     GENERAL - The Plan is a defined contribution plan sponsored by The Lorain National Bank (the "Bank"), a wholly owned subsidiary of LNB Bancorp, Inc. (the "Bancorp"), covering substantially all employees of the Bank and related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund, which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

     BANK CONTRIBUTIONS - The amount of the contribution is determined by the Bank's board of directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year. There were no discretionary contributions made to the Plan during 2005 and 2004.

     PARTICIPANT CONTRIBUTIONS - The Plan does not permit participant contributions.

     DIVIDEND REINVESTMENT - All dividends received on common stock investments are reinvested in additional shares of common stock.

     VESTING - Each participant vests in the bank contribution after five years of service. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants who are reemployed by the plan sponsor within one year. The remaining forfeitures, if any, shall be allocated among the participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year. At December 31, 2005 and 2004 there were $4,009 and $685 of forfeitures, respectively, which were reallocated within the Plan.

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF PLAN (CONTINUED)

     DISTRIBUTION UPON TERMINATION OF EMPLOYMENT - A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments of substantially equal amounts for not more than five years.

     A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

     PLAN TERMINATION - Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of plan termination, participants become 100 percent vested and the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

     PLAN ADMINISTRATOR - The plan administrator is president and chief executive officer of the Bank.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION - The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

     INVESTMENTS - The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis.

     USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires plan management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

     PAYMENT OF BENEFITS - Benefit payments to participants are recorded when paid.

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 3 - INVESTMENTS

     The following table presents the fair value of the Plan's investments at December 31, 2005 and 2004.

                                              2005                     2004
                                     ----------------------   ---------------------
                                       Number                   Number
                                     of Shares                of Shares
                                      or Units   Fair Value    or Units  Fair Value
                                     ---------   ----------   ---------  ----------
Common stock - LNB Bancorp, Inc.      198,464    $3,562,432    222,644   $4,479,603
Money Market - Treasury Trust Fund         77            77     41,382       41,382
                                                 ----------              ----------
                                                 $3,562,509              $4,520,985
                                                 ==========              ==========

     During the years ended December 31, 2005 and 2004, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $515,331 and $36,152, respectively.

NOTE 4 - ADMINISTRATIVE EXPENSES

     The administrative expenses of the Plan are paid by the Bank.

NOTE 5 - FEDERAL INCOME TAXES

     The Internal Revenue Service issued its latest determination letter on July 2, 2002, which stated that the Plan and its underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan, and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                                   NOTES TO FINANCIAL STATEMENTS
                                                               DECEMBER 31, 2005

NOTE 6 - PARTY-IN-INTEREST TRANSACTIONS

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100 percent owner of the Bank, during the years ended December 31, 2005 and 2004:

                                 Number
                               of Shares   Fair Value
                               ---------   ----------
Balance at December 31, 2003    264,175    $5,362,753
Purchases                         8,535       174,711
Sales and Distributions         (50,066)     (958,332)
Net depreciation                     --       (99,529)
                                -------    ----------
Balance at December 31, 2004    222,644     4,479,603
Purchases                         8,575       156,649
Sales and Distributions         (32,755)     (558,489)
Net depreciation                     --      (515,331)
                                -------    ----------
Balance at December 31, 2005    198,464    $3,562,432
                                =======    ==========

NOTE 7 - ASSETS AVAILABLE FOR DISTRIBUTION TO PARTICIPANTS

     The following is a summary of the assets available for distribution to participants as of December 31, 2005 and 2004:

                                                  2005         2004
                                               ----------   ----------
Assets payable to terminated participants      $  850,278   $   43,610
Assets available for continuing participants    2,748,104    4,518,286
                                               ----------   ----------
   Total                                       $3,598,382   $4,561,896
                                               ==========   ==========

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                          SCHEDULE OF ASSETS HELD AT END OF YEAR
                                                  FORM 5500, SCHEDULE H, ITEM 4I
                                                    EIN 34-0869480, PLAN NO. 002
                                                               DECEMBER 31, 2005

       (a)(b)                             (c)
 Identity of Issuer,     Description of Investment, Including                    (e)
 Borrower, Lessor, or      Maturity Date, Rate of Interest,         (d)        Current
    Similar Party         Collateral, Par, or Maturity Value       Cost         Value
---------------------    ------------------------------------   ----------   ----------
LNB Bancorp, Inc.*        Common stock - 198,464 shares          $2,563,211   $3,562,432
Blackrock                 Treasury Trust Fund                            77           77
                                                                 ----------   ----------
                             Total investments                   $2,563,288   $3,562,509
                                                                 ==========   ==========

*    Party-in-interest


Schedule 1                           Page 1

THE LORAIN NATIONAL BANK
EMPLOYEE STOCK OWNERSHIP PLAN

                                             SCHEDULE OF REPORTABLE TRANSACTIONS
                                                  FORM 5500, SCHEDULE H, ITEM 4I
                                                        EIN 34-0869480, PLAN 003
                                                    YEAR ENDED DECEMBER 31, 2005

                                        (b)                                                                   (h)
                                   Description of                                                           Current
                                 Asset (Including                                     (f)                   Value of
                                   Interest Rate        (c)       (d)      (e)      Expense        (g)      Asset on        (i)
             (a)                   and Maturity      Purchase   Selling   Lease  Incurred with   Cost of  Transaction  Realized Net
  Identity of Party Involved    in Case of a Loan)     Price     Price   Rental   Transaction     Asset       Date      Gain (Loss)
  --------------------------   --------------------  --------  --------  ------  -------------  --------  -----------  ------------
A series of transactions
   (Category (iii)) that in
   the aggregate amount to
   more than 5 percent of the
   beginning value of plan
   assets:

   LNB Bancorp, Inc.*          LNB Bancorp, Inc.
                                  common stock:
                                  4 purchases        $156,649  $     --    $--        $--       $156,649    $156,649      $    --
                                  12 sales            189,314   252,755     --         --        189,314     252,755       63,441
                                  8 distributions
                                     in kind          232,252   305,734     --         --        232,252     305,734       73,482
   Blackrock                   Treasury Trust Fund:
                                  23 purchases        252,380        --     --         --        252,380     252,380           --
                                  14 sales            293,685   293,685     --         --        293,685     293,685           --

*    Party-in-interest


Schedule 2                                                                Page 1